UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 3, 2024
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Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Market Street, Suite 2601
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Office) (Zip Code)
(267) 270-4800
(Registrant’s telephone number, including area code)
N/A
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 3, 2024, the Board of Directors of Independence Realty Trust, Inc. (the “Company”) appointed James J. Sebra, its Chief Financial Officer, to the additional position of President of the Company. Scott F. Schaeffer, who previously held the positions of Chairman of the Board of Directors, President and Chief Executive Officer of the Company, will continue as Chairman of the Board of Directors and Chief Executive Officer of the Company.
Biographical information for Mr. Sebra is set forth in the Company’s 2024 definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 21, 2024, and such biographical information is incorporated herein by reference. No family relationship exists between Mr. Sebra and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Sebra and any other person pursuant to which Mr. Sebra was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Sebra had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.
On September 3, 2024, the Company issued a press release announcing the executive changes. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 8.01    Other Events.
On July 28, 2023, the Company entered into its previously disclosed equity distribution agreement pursuant to which the Company may from time to time offer and sell shares of its common stock having an aggregate offering price of up to $450,000,000 (the “ATM Program”) in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended. Under the ATM Program, the Company may also enter into one or more forward sale transactions for the sale of shares of its common stock on a forward basis. During August 2024, the Company entered into forward sale transactions under the ATM Program for the forward sale of an aggregate of 1,500,000 shares of its common stock. The forward sale transactions have not settled as of the date of this Current Report on Form 8-K. Subject to the Company’s right to elect net share settlement, the Company expects to physically settle the forward sale transactions by their maturity dates of September 30, 2025 for gross proceeds of approximately $29,600,000.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

September 3, 2024	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	President and Chief Financial Officer